Exhibit 10.43

Confirmation Letter

Whereas:

A.	E-Sun Sky Computer (Shenzhen) Co., Ltd., Wang Ying (Chinese Identification No.: 422801198308030625), Zhang Shijie (Chinese Identification No.: 659001197510133418) and Shenzhen Guangtiandi Technology Co., Ltd. (“Guangtiandi”) entered into a Supplementary Agreement on November 20, 2012 (“Supplementary Agreement”);

B.	Yuan Liangdong (Chinese Identification No.: 422801198302140612) purchased the equity interest held by Zhang Shijie in Guangtiandi and registered as the shareholder of Guangtiandi on March 27, 2013.

Now therefore, with respect to the Supplementary Agreement, Yuan Liangdong hereby confirms as follows:

1.	Yuan Liangdong confirms that, Yuan Liangdong agrees to succeed any and all the rights and liabilities of Zhang Shijie under the Supplementary Agreement immediately after Yuan Liangdong was registered as Guangtiandi’s shareholder on March 27, 2013.

2.	This confirmation letter shall become effective on March 27, 2013.

3.	The execution, effectiveness, construction, performance, amendment and termination of this confirmation letter and the resolution of disputes hereunder shall be governed by the laws of China.

4.	This confirmation letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

The Party below has executed this Confirmation Letter as of May 2, 2013.

Yuan Liangdong

By: /s/ Yuan Liang Dong

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